SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     June 13, 2007
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                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
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         (Exact name of registrant as specified in its charter)

     Delaware                   1-11596                     58-1954497
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(State or other               (Commission               (IRS Employer
jurisdiction of                File Number)             Identification No.)
incorporation)


8302 Dunwoody Place, Suite 250, Atlanta, Georgia                    30350
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (770) 587-9898
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                                 Not applicable
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         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

      On June 13, 2007, Perma-Fix Environmental Services, Inc. ("Perma-Fix") entered into a First Amendment to Agreement and Plan of Merger (the "First Amendment") with Nuvotec USA, Inc. ("Nuvotec"), Nuvotec's wholly owned subsidiary, Pacific EcoSolutions, Inc. ("PEcoS") and Perma-Fix's wholly owned subsidiary, PESI Transitory, Inc. ("Transitory"). The First Amendment amends the terms of the Agreement and Plan of Merger, dated April 27, 2007 (together with the First Amendment, the "Merger Agreement"), among such parties, which provides for the acquisition of Nuvotec by Perma-Fix by means of a merger of Transitory into Nuvotec, with Nuvotec surviving as the wholly owned subsidiary of Perma-Fix.

      The First Amendment provides that the total cash amount of the purchase price to be paid at closing to the Nuvotec stockholders in the merger is reduced from $2.5 million to $2.3 million and that the maximum aggregate earn-out payable under the Merger Agreement during the four year earn-out period is reduced from $4.6 million to $4.4 million. These reductions replace certain closing date purchase price adjustments contained in the original Merger Agreement. The First Amendment also permits Nuvotec to use approximately $644,000 of the proceeds received by Nuvotec upon the exercise of its options and warrants prior to the closing to pay certain expenses incurred by Nuvotec in connection with the merger.

      As disclosed in Item 2.01 of this report,  which is incorporated into this
Item 1.01 by this reference, the merger was completed on June 13, 2007.

Section 2 - Financial Information

Item 2.01. Completion Of Acquisition Or Disposition Of Assets

      On June 13, 2007, Perma-Fix acquired Nuvotec and Nuvotec's wholly owned subsidiary, PEcoS, pursuant to the terms of the Merger Agreement, between Perma-Fix, Perma-Fix's wholly owned subsidiary, Transitory, Nuvotec, and PEcoS. The acquisition was structured as a reverse subsidiary merger, with Transitory being merged into Nuvotec, and Nuvotec being the surviving corporation. As a result of the merger, Nuvotec became a wholly owned subsidiary of Perma-Fix, Nuvotec's name was changed to Perma-Fix Northwest, Inc. ("PESI Northwest"), and PEcoS is a wholly-owned subsidiary of PESI Northwest. PEcoS is a permitted hazardous, low level radioactive and mixed waste treatment, storage and disposal facility located in the Hanford U.S. Department of Energy site in the eastern part of the state of Washington.

      As consideration for the merger, Perma-Fix agreed to pay the Nuvotec shareholders the sum of approximately $11.2 million, payable as follows:

(a)   $2.3 million in cash at closing of the merger;

(b) an earn-out amount not to exceed $4.4 million over a four year period ("Earn-Out Amount"), with the first $1.0 million of the Earn-Out Amount to be placed in an escrow account to satisfy certain indemnification obligations under the Merger Agreement of Nuvotec, PEcoS, and the shareholders of Nuvotec to Perma-Fix that are identified by Perma-Fix within two years following the merger; and

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(c)   payable only to the  shareholders  of Nuvotec that qualified as accredited investors pursuant to Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"):

      o $2.3 million, payable over a four year period, unsecured and nonnegotiable and bearing an annual rate of interest of 8.25%, with
            (i) accrued interest only payable on June 30, 2008, (ii) $833,333.33, plus accrued and unpaid interest, payable on June 30, 2009, (iii) $833,333.33, plus accrued and unpaid interest, payable on June 30, 2010, and (iv) the remaining unpaid principal balance, plus accrued and unpaid interest, payable on June 30, 2011 (collectively, the "Installment Payments"). The Installment Payments may be prepaid at any time by Perma-Fix without penalty; and

      o 709,220 shares of Perma-Fix common stock, with such number of shares determined by dividing $2.0 million by 95% of average of the closing price of the common stock as quoted on the Nasdaq during the 20 trading days period ending five business days prior to the closing of the merger.

      At the closing of the merger, the Nuvotec debt was approximately $9.3 million, and the debt of PEcoS was approximately $3.7 million, with a total of approximately $8.8 million owing to KeyBank National Association. Perma-Fix paid approximately $4.8 million of the KeyBank debt immediately upon closing. Of the amount of remaining debt, $4.0 million is owed by PESI Northwest under a credit facility with KeyBank. The KeyBank credit facility and a related $1.75 million line of credit with KeyBank is guaranteed by Robert L. Ferguson, who prior to the merger was the Chairman and Chief Executive Officer of Nuvotec and PEcoS, and William Lampson, who prior to the merger was the vice-chairman and a vice-president of Nuvotec and PEcoS

      In connection with the merger, Perma-Fix agreed to increase the number of its directors from seven to eight and to take reasonable action to nominate and recommend Mr. Ferguson for election as a member of Perma-Fix's board of directors. Accordingly, Mr. Ferguson has been nominated by Perma-Fix's Corporate Governance and Nominating Committee for election to the Board, and his nomination will be subject to the vote of Perma-Fix's stockholders at the annual meeting scheduled for August 2, 2007. At the closing of the merger, Perma-Fix paid Mr. Ferguson and entities controlled by him, as accredited stockholders in Nuvotec, a total of $224,560 cash and will be issue to him and the entities controlled by him a total of 192,783 shares of Perma-Fix common stock in consideration for the merger. Mr. Ferguson and the entities controlled by him will also be entitled to receive their proportionate share of the Earn-Out Amount and the Installment Payments under the terms of the Merger Agreement.

      Prior to the merger, Nuvotec completed the transfer of certain of its assets, including the spin off to the shareholders of Nuvotec of the common stock of Nuvotec's majority owned subsidiary, Vivid Learning Systems, Inc. (OTCBB:VVDL).

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      Perma-Fix's press release,  dated June 14, 2007, announcing the completion of the merger is attached as Exhibit 99.1 hereto and is  incorporated  into this
Item 1.01 by this reference.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

      On June 13, 2007, Perma-Fix agreed to issue a total of 709,220 shares of Perma-Fix common stock to the 82 former shareholders of Nuvotec that qualified as accredited investors (as defined in Rule 501 of Regulation D). The shares will be issued as part of the consideration for the acquisition by merger of Nuvotec pursuant to the Merger Agreement. The number of shares to be issued was determined by dividing $2.0 million by 95% of average of the closing price of the common stock as quoted on the Nasdaq during the 20 trading days period ending five business days prior to the closing of the merger. The issuance will increase the number of issued and outstanding shares of Perma-Fix common stock from 52,165,113 to 52,874,333, based on the number of shares outstanding as of June 1, 2007, 2007. Each of the investors in the common stock represented to Perma-Fix that the investor is "accredited" for purposes of Rule 501 of Regulation D. The issuance of the common stock was made in a private placement exempt from registration under Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated under the Act. See the discussion under Item 1.01, above, which is incorporated in this Item 3.02 by this reference.

Section 8 - Other Events.

Item 8.01. Other Events.

      On June 14, 2007, the Company issued a press release announcing the completion of the merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

      (a) Financial Statement of Businesses Acquired.

      It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

      (b) Pro Forma Financial Information.

      It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

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      (c) Exhibits.

      2.1 Agreement and Plan of Merger, dated April 27, 2007, by and among Perma-Fix Environmental Services, Inc., Nuvotec USA, Inc., Pacific EcoSolutions, Inc., and PESI Transitory, Inc. The Registrant will furnish a copy of any omitted exhibit or schedule to the Commission upon request.*

      2.2 First Amendment to Agreement and Plan of Merger, dated June 13, 2007, by and among Perma-Fix Environmental Services, Inc., Nuvotec USA, Inc., Pacific EcoSolutions, Inc., and PESI Transitory, Inc. The Registrant will furnish a copy of any omitted exhibit or schedule to the Commission upon request.

      99.1  Press release, dated June 14, 2007.

      * Incorporated by reference to the same-named exhibit to the Company's Form 8-K (date of event April 27, 2007), originally filed with the Securities and Exchange Commission on May 3, 2007.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: June 19, 2007.

                                        PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                                        By: /s/ Dr. Louis Centofanti
                                            ------------------------------------
                                            Dr. Louis F. Centofanti,
                                            President and
                                            Chief Executive Officer


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